Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Newell Brands Inc. of our report dated February 14, 2022 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Newell Brands Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

May 5, 2022